UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 18, 2010

PLAINSCAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-53629	75-2182440
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400, Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 252-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

PlainsCapital Corporation, a Texas corporation (the “Company”), expects to hold its 2010 annual meeting of shareholders on May 12, 2010 (the “2010 Annual Meeting”). Because the expected meeting date for the 2010 Annual Meeting represents a change of more than thirty (30) days from the one-year anniversary of the Company’s 2009 annual meeting of shareholders held on March 18, 2009, any shareholder proposals that are submitted to be considered for inclusion in the Company’s proxy materials to be distributed for the 2010 Annual Meeting pursuant to Rule 14a-8 (“Rule 14a-8”) promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices by 5:00 p.m., central standard time, on March 1, 2010. Proposals should be sent to the attention of Corporate Secretary, PlainsCapital Corporation at 2323 Victory Avenue, Suite 1400, Dallas, Texas 75219 and must comply with the requirements of Rule 14a-8 concerning the inclusion of shareholder proposals in issuer-sponsored proxy materials.

To be eligible for presentation at the 2010 Annual Meeting, shareholder proposals that have not already been submitted in accordance with the advance notice requirements of the Company’s bylaws must be submitted for inclusion in the proxy statement for the 2010 Annual Meeting pursuant to Rule 14a-8. In accordance with the advance notice requirements set forth in Section 10(c) and (d) of the Company’s bylaws, to be considered timely, written notices of shareholder proposals were due as follows: (i) concerning director nominations, at the close of business on November 8, 2009 and (ii) concerning business other than director nominations, at the close of business on December 18, 2009. Please refer to the full text of the Company’s bylaws for additional information concerning such advance notice requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINSCAPITAL CORPORATION

Date: February 18, 2010	By:	/s/ Allen Custard
	Name:	Allen Custard
	Title:	Executive Vice President and Chief Financial Officer